Exhibit 99.1
Victoria’s Secret & Co. Reports Second Quarter 2024 Results

Sales performance sequentially improved for fourth consecutive quarter
Quarterly operating income growth for first time since 2021
Raises full year 2024 outlook and provides third quarter guidance

Reynoldsburg, Ohio (August 28, 2024)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today reported financial results for the second quarter ended August 3, 2024.

Interim Chief Executive Officer and Chief Financial and Administrative Officer Timothy (TJ) Johnson commented, “Our financial results for the second quarter came in at the high end of expectations and we delivered year-over-year quarterly operating income growth for the first time since 2021. We were encouraged by the continued sequential improvement in quarterly sales results in North America for the fourth consecutive quarter, as sales trends improved in both our stores and digital channels. Our customers responded to new merchandise deliveries and events with particular success in the launch of our Victoria’s Secret Dream bra collection, in apparel with our PINK Friday back to campus event in late July and consistent, steady improvement of VS sport as merchandise flowed to stores and digital. Improving product acceptance and disciplined inventory management led to gross margin dollar growth and rate expansion, and our teams continue to be relentlessly focused on improving our cost structure, driving a decrease in SG&A dollars and leverage year-over-year. In addition to improving trends for Victoria’s Secret and PINK, we experienced sales growth in the high-single digits for both our International business and Adore Me.”

TJ continued, “We are encouraged our North America business trends have continued to improve as we’ve moved through August and the start of the third quarter. Early customer feedback on our fall assortments is encouraging for both the Victoria’s Secret and PINK brands, and our beauty business has continued solid performance and is driving traffic to our stores. Strategically, we have several exciting events planned for the balance of the third quarter including a major VSX sport launch and the return of our Victoria’s Secret Fashion show to kickoff the all-important holiday season. While we are optimistic about the positive signs we’re seeing in our business, we recognize the consumer environment remains challenging and our customer is pressured economically. We remain focused on what we can control which is leveraging our market position in intimates and delivering on multiple initiatives to drive growth in our business over the longer-term.”

Second Quarter 2024 Results
The Company reported net income of $32 million, or $0.40 per diluted share for the second quarter of 2024. This result compares to a net loss of $1 million, or $0.02 per diluted share for the second quarter of 2023. Second quarter 2024 operating income was $62 million compared to $26 million in the second quarter of 2023.

Excluding the impact of the items described at the conclusion of this press release, second quarter 2024 adjusted net income was $31 million, or $0.40 per diluted share, and adjusted operating income was $62 million. Adjusted operating income was at the high-end of the range of our preliminary results announced on August 14 which estimated adjusted operating income of $57 million to $62 million, and adjusted net income per diluted share was slightly above our preliminary results range of $0.34 to $0.39. Second quarter 2023 adjusted net income was $19 million, or $0.24 per diluted share, and adjusted operating income was $49 million.

The Company reported net sales of $1.417 billion for the second quarter of 2024, a decrease of 1% compared to net sales of $1.427 billion for the second quarter of 2023 and at the better-end of our preliminary results range which estimated a net sales decrease of 1% to 2%. Total comparable sales for the second quarter of 2024 decreased 3%.

Full Year and Third Quarter 2024 Outlook
The Company is raising its full year outlook and is now forecasting 52-week fiscal year 2024 net sales to be down approximately 1%, compared to prior guidance of down low-single digits, to a comparative 52-weeks from fiscal year 2023. At this forecasted level of sales, adjusted operating income for fiscal year 2024 is now expected to be in the range of $275 million to $300 million, compared to prior guidance of $250 million to $275 million.

The Company is forecasting third quarter 2024 net sales to increase low-single digits compared to last year’s third quarter net sales of $1.265 billion. At this forecasted level of sales, adjusted operating loss for the third quarter of 2024 is expected to be in the range of $40 million to $60 million. Adjusted net loss per share for the third quarter of 2024 is estimated to be in the range of $0.60 to $0.80.

Forecasted adjusted operating income (loss) and adjusted net income (loss) per diluted share for the third quarter and full year 2024 exclude the financial impact of severance and related charges as a result of organizational leadership changes and purchase accounting items related to the Adore Me acquisition, including expense (income) related to changes in the estimated fair value of contingent consideration and performance-based payments, as well as the amortization of intangible assets. The Company is not able to provide a reconciliation of forward-looking adjusted operating income (loss) or adjusted net income (loss) per diluted share to the most directly comparable forward-looking GAAP financial measures because the Company is unable to provide a meaningful or accurate reconciliation or estimation of certain reconciling items without unreasonable effort, due to the inherent difficulty in forecasting the timing of, and quantifying, the various purchase accounting items that are necessary for such reconciliation.

Quarterly Earnings Conference Call
Victoria’s Secret & Co. will conduct its second quarter earnings call at 8:00 a.m. Eastern on Thursday, August 29, 2024. To listen, call 1-800-619-9066 (international dial-in number: 1-212-519-0836); conference ID 5358727. For an audio replay, call 1-800-839-2204 (international replay number: 1-203-369-3032); conference ID 6787842 or log onto www.victoriassecretandco.com. The materials accompanying the earnings call have been posted on the Investors section of the Company’s website. The audio replay will be available approximately two hours after the conclusion of the call.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our approximately 30,000 associates across a global footprint of more than 1,370 retail stores in nearly 70 countries. We strive to provide the best products to help women express their confidence, sexiness and power and use our platform to celebrate the extraordinary diversity of women’s experiences.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•we may not realize all of the expected benefits of the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.);
•general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns;
•market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•our ability to successfully implement our strategic plan;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;
•our ability to successfully operate and expand internationally and related risks;
•the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;
•our ability to successfully operate and grow our direct channel business;
•our ability to protect our reputation and the image and value of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;

•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;
•our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:
◦political instability and geopolitical conflicts;
◦environmental hazards and natural disasters;
◦significant health hazards and pandemics;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.

For further information, please contact:

Victoria’s Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

Total Net Sales (Millions):

	Second Quarter	Second Quarter	% Inc/ (Dec)	Year-to-Date	Year-to-Date	% Inc/ (Dec)
	2024	2023		2024	2023
Stores - North America	$800.0	$817.2	(2.1%)	$1,529.1	$1,603.0	(4.6%)
Direct	430.2	433.9	(0.9%)	879.0	898.4	(2.2%)
International[1]	187.0	175.8	6.4%	368.5	332.9	10.7%
Total	$1,417.2	$1,426.9	(0.7%)	$2,776.6	$2,834.3	(2.0%)

1 - Results include consolidated joint venture sales in China, royalties associated with franchised stores and wholesale sales.

Comparable Sales Increase (Decrease):

	Second Quarter	Second Quarter	Year-to-Date	Year-to-Date
	2024	2023	2024	2023
Stores and Direct[1]	(3%)	(11%)	(4%)	(11%)
Stores Only[2]	(5%)	(14%)	(6%)	(14%)

NOTE: Please refer to our filings with the Securities and Exchange Commission for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada, consolidated joint venture stores in China and direct sales.
2 - Results include company-operated stores in the U.S. and Canada and consolidated joint venture stores in China.

Total Stores:

	Stores at			Stores at
	2/3/24	Opened	Closed	8/3/24
Company-Operated:
U.S.	808	9	(24)	793
Canada	23	—	—	23
Subtotal Company-Operated	831	9	(24)	816

China Joint Venture:
Beauty & Accessories[1]	34	2	(2)	34
Full Assortment	36	1	(1)	36
Subtotal China Joint Venture	70	3	(3)	70

Partner-Operated:
Beauty & Accessories	307	16	(12)	311
Full Assortment	156	18	(4)	170
Subtotal Partner-Operated	463	34	(16)	481

Adore Me	6	—	—	6
Total	1,370	46	(43)	1,373
1 - Includes fourteen partner-operated stores at 8/3/24.

VICTORIA'S SECRET & CO.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED AUGUST 3, 2024 AND JULY 29, 2023
(Unaudited)
(In thousands except per share amounts)
	2024	2023
Net Sales	$1,417,193	$1,426,871
Costs of Goods Sold, Buying and Occupancy	(915,827)	(940,297)
Gross Profit	501,366	486,574
General, Administrative and Store Operating Expenses	(439,042)	(460,528)
Operating Income	62,324	26,046
Interest Expense	(21,363)	(23,967)
Other Income (Loss)	465	(106)
Income Before Income Taxes	41,426	1,973
Provision for Income Taxes	9,285	2,845
Net Income (Loss)	32,141	(872)
Less: Net Income Attributable to Noncontrolling Interest	340	556
Net Income (Loss) Attributable to Victoria's Secret & Co.	$31,801	$(1,428)

Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co.	$0.40	$(0.02)

Weighted Average Shares Outstanding[1]	79,595	77,310
1 - Reported Weighted Average Shares Outstanding in the second quarter of 2023 reflects basic shares due to the Net Loss.

VICTORIA'S SECRET & CO.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
TWENTY-SIX WEEKS ENDED AUGUST 3, 2024 AND JULY 29, 2023
(Unaudited)
(In thousands except per share amounts)
	2024	2023
Net Sales	$2,776,635	$2,834,251
Costs of Goods Sold, Buying and Occupancy	(1,773,954)	(1,845,283)
Gross Profit	1,002,681	988,968
General, Administrative and Store Operating Expenses	(914,089)	(934,648)
Operating Income	88,592	54,320
Interest Expense	(43,099)	(46,472)
Other Income (Loss)	794	(104)
Income Before Income Taxes	46,287	7,744
Provision for Income Taxes	16,630	4,804
Net Income	29,657	2,940
Less: Net Income Attributable to Noncontrolling Interest	1,498	3,643
Net Income (Loss) Attributable to Victoria's Secret & Co.	$28,159	$(703)

Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co.	$0.35	$(0.01)

Weighted Average Shares Outstanding[1]	79,330	77,756
1 - Reported Weighted Average Shares Outstanding in 2023 reflects basic shares due to the Net Loss.

VICTORIA'S SECRET & CO.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

In addition to our results provided in accordance with GAAP, provided below are non-GAAP financial measures that present operating income, net income attributable to Victoria's Secret & Co. and net income per diluted share attributable to Victoria's Secret & Co. on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measure to each non-GAAP financial measure.

	Second Quarter		Year-to-Date
	2024	2023	2024	2023
Reconciliation of Reported to Adjusted Operating Income
Reported Operating Income - GAAP	$62,324	$26,046	$88,592	$54,320
Adore Me Acquisition-related Items (a)	(6,343)	16,366	710	25,687
Amortization of Intangible Assets (b)	6,284	6,284	12,568	12,568
Restructuring Charge (c)	—	—	—	11,125
Adjusted Operating Income	$62,265	$48,696	$101,870	$103,700

Reconciliation of Reported to Adjusted Net Income (Loss) Attributable to Victoria's Secret & Co.
Reported Net Income (Loss) Attributable to Victoria's Secret & Co. - GAAP	$31,801	$(1,428)	$28,159	$(703)
Adore Me Acquisition-related Items (a)	(5,248)	17,461	2,900	27,877
Amortization of Intangible Assets (b)	6,284	6,284	12,568	12,568
Restructuring Charge (c)	—	—	—	11,125
Tax Effect of Adjusted Items	(1,375)	(3,465)	(3,060)	(10,105)
Adjusted Net Income Attributable to Victoria's Secret & Co.	$31,462	$18,852	$40,567	$40,762

Reconciliation of Reported to Adjusted Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co.
Reported Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$0.40	$(0.02)	$0.35	$(0.01)
Adore Me Acquisition-related Items (a)	(0.06)	0.20	0.04	0.30
Amortization of Intangible Assets (b)	0.06	0.06	0.12	0.12
Restructuring Charge (c)	—	—	—	0.11
Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$0.40	$0.24	$0.51	$0.52
(a) In the second quarter of 2024 and 2023, we recognized pre-tax income of $5.2 million and pre-tax expense of $17.5 million (income of $5.0 million and expense of $15.6 million net of tax benefit of $0.2 million and tax expense of $1.9 million) related to the financial impact of purchase accounting items related to the acquisition of Adore Me. These items include income of $6.3 million and expense of $9.7 million, respectively, in general, administrative and store operating expense and $1.1 million of interest expense in both periods. Additionally, expense of $6.7 million is in costs of goods sold in the second quarter of 2023. Year-to-date 2024 and 2023, we recognized pre-tax expense of $2.9 million and $27.9 million ($3.1 million and $23.8 million net of tax benefit of $0.2 million and tax expense of $4.1 million) related to the financial impact of purchase accounting items related to the acquisition of Adore Me. These items include expense of $0.7 million and $10.4 million, respectively, in general, administrative and store operating expense and $2.2 million of interest expense in both periods. Additionally, expense of $15.3 million is in costs of goods sold year-to-date 2023.
(b) In both the second quarter of 2024 and 2023, we recognized amortization expense of $6.3 million ($4.7 million net of tax of $1.6 million) in general, administrative and store operating expense related to the acquisition of Adore Me. Year-to-date in both 2024 and 2023, we recognized amortization expense of $12.6 million ($9.3 million net of tax of $3.3 million) in general, administrative and store operating expense related to the acquisition of Adore Me.
(c) In the first quarter of 2023, we recognized a pre-tax charge of $11.1 million ($8.4 million net of tax of $2.7 million), $7.8 million in general, administrative and store operating expense and $3.3 million in buying and occupancy expense, related to restructuring activities to reorganize and improve our organizational structure.